Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (SEC File # 333-292837) pertaining to employee benefit plans of Baiya International Group Inc. of our report dated May 13, 2025, related to the consolidated financial statements of Baiya International Group Inc. as of December 31, 2024 and for each of the two years in the period ended December 31, 2024 included in the Annual Report (Form 20-F) for the year ended December 31, 2025.

/s/ Kreit & Chiu CPA LLP

Los Angeles, California

April 30, 2026